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                                                                    EXHIBIT 11.1

                                SPECTRX, INC.
                 COMPUTATION OF PRO FORMA EARNINGS PER SHARE
                    (In thousands, except per share data)


                                                           YEAR ENDED            THREE MONTHS ENDED
                                                          DECEMBER 31,                MARCH 31,
                                                              1996                      1997
                                                            --------             ------------------
PRIMARY AND FULLY DILUTED

Pro forma net loss......................................    $ (3,178)                 (1,249)
                                                            ========                ========
Weighted average Common Stock outstanding during
  the period............................................       1,532                   1,532
Cheap Stock(1)..........................................       1,546                   1,546
Dilutive effect of common stock equivalents.............           0                       0
                                                            --------                --------
  Total.................................................       3,078                   3,078
                                                            ========                ========
Per share amount........................................       (1.03)                  (0.41)
                                                            ========                ========
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(1) Pursuant to Securities and Exchange Commission Accounting Bulletin No. 83,
    common stock and common stock equivalents issued at prices below the assumed initial public offering price per share ("cheap stock")
    during the twelve months immediately preceding the initial filing date of the Company's Registration Statement for its public offering have been included as outstanding for all periods presented, regardless of whether they are antidilutive.